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                                                                   EXHIBIT 10.21


                                ADDENDUM TO LEASE

         I.       RECITALS

                  This Addendum to Lease (hereinafter "Addendum") is entered into by and between SIERRA EQUITIES, INC., a corporation (hereinafter "Landlord") and MESA GENERAL HOSPITAL, INC., an Arizona corporation (hereinafter "Tenant") for the purpose of amending and modifying that certain Lease dated July 29, 1977, whereby Landlord leased to Tenant certain premises located at 515 North Mesa Drive, Mesa, Arizona 85201 (hereinafter "Lease"). For good and valuable consideration, receipt of which is hereby acknowledged the parties hereto agree as follows:

         II.      MODIFICATIONS

                  A.       Rent Adjustments

                  Paragraph "4. RENT, (b)" of the Lease is amended and modified to provide as follows:

                  "(b) Except as provided in `(f)' below, on or before the first day of each and every month of each thirty six (36) month period (the `Adjustment Period'), the first of which shall commence August 1, 1986 in addition to the Fixed Rent due pursuant to subparagraph (a) above, Tenant shall pay as additional rent an additional amount (the `Adjustment') to be determined in accordance with the with the variations, if any, in the costs of living as shown by the Consumer Price Index for all Urban Consumers, as published by the Bureau of Labor Statistics, United States Department of Labor, or any successor agency (the `CPI'). The Adjustment for each month of each Adjustment Period shall be an amount equal to fifty per cent (50%) of the difference between (i) the product obtained by multiplying the Fixed Rent by a fraction, the numerator of which shall equal the CPI reported for the fourth calendar month immediately prior to the first day of such Adjustment Period and the denominator of which shall equal the CPI reported for the fourth calendar month preceding the Commencement Date, or, if a Market Reappraisal Date has occurred, then the fourth calendar month preceding the most recent Market Reappraisal Date and (ii) the Fixed Rent. The computation of the Adjustment for each month of each Adjustment Period shall be made without regard to whether any



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                  Adjustment was payable with respect to any preceding
                  Adjustment Period. In no event shall the calculation of the amount of the Adjustment operate to reduce the total paragraph 3 below the Fixed Rent. In the event, that the necessary CPI figures are not available to compute the Adjustment upon the commencement of any Adjustment Period, Tenant shalt continue to pay the Fixed Rent plus the Adjustment in effect, if any, for the prior Adjustment Period (the `Tentative Adjustment' ) until such CPI figures become avail-able, at which time the appropriate Adjustment for each month of such Adjustment Period shall be determined. Immediately following such determination, either Landlord shall refund to Tenant the amount by which the sum of all Tentative Adjustments actually paid during such Adjustment Period exceeds the sum of all Adjustments properly payable during such Adjustment Period, or Tenant shall pay to Landlord the amount by which the sum of all Adjustments properly payable during such Adjustment Period exceeds the sum of all Tentative Adjustments actually paid during such Adjustment Period. In the event the CPI is no longer published, Landlord and Tenant shall determine another index of similar nature showing changes in the cost of living to be used to calculate the Adjustment due Landlord. If Landlord and Tenant cannot agree on the selection of an index or if Landlord and Tenant disagree as to the computations called for in this subparagraph (b), any disagreed matters shall then be resolved by arbitration in the county in which the Premises are located, in accordance with the then rules of the American Arbitration Association. The Fixed Rent and any Adjustments are sometimes collectively referred to as the `Rent'."

                  B.       Periodic Reappraisals

                  The Lease is supplemented by the addition to "4. RENT" of the Lease of the following subparagraph "(f)":

                  "(f) For the purpose of this Lease the term `Market Reappraisal Date' shall mean, if Tenant exercises its option to extend the Term of the Lease, the first day of the 120th month of the Term and the first day of the 180th month of the Term. On each Market Reappraisal Date during the Term of this Lease, the Fixed Rent shall be adjusted to the then fair market rental value (hereinafter `Fair Rental Value') of the Premises as determined below; and in no event shall the amount of the Fixed Rent, after such adjustment, be less than the Fixed Rent in effect immediately prior to such adjustment. There shall be no Adjustment (as defined in `(b)' above) paid during the period following the Market Reappraisal Date until the commencement of the next Adjustment Period and thereupon the Fixed Rent, as adjusted pursuant to this paragraph '(f)' shall be the Fixed Rent for purposes of computing adjustments pursuant to paragraph determining the Fair Rental Value of the Premises, leasehold improvements made during the Term of the Lease, at the sole cost and expense of Tenant (exclusive of any allowance or contribution of Landlord) shall not be considered a part of, or included in, the determination of the Fair Rental Value.

                  Landlord shall give the Tenant notice of Landlord's determination of the Fair Rental Value (the `Landlord's Determination') on or before the Market Reappraisal Date in question. Landlord's Determination shall be the Fair Rental Value of the Premises unless Tenant, within ten (10) days after Tenant's receipt of the Landlord's Determination, gives notice in writing to Landlord that Tenant objects to Landlord's determination and sets forth Tenant's determination of Fair Rental Value (the `Tenant's Determination'). Thereafter, Landlord and Tenant may negotiate to establish the



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                  Fair Rental Value, or Landlord may employ and pay an MAI real property appraiser to determine the Fair Rental Value and submit to Tenant and Landlord a report of such appraisal (the `Landlord's Appraisal'). If Landlord employs an MAI real property appraiser, Tenant shall also employ an MAI real property appraiser to determine the Fair Rental Value and to submit an appraisal report to Landlord and Tenant (the `Tenant's Appraisal'). If Landlord's and Tenant's Appraisals differ by less than five percent (5%), the greater of the two shall be the Fair Rental Value if Landlord's and Tenant's Appraisals differ by more than five percent (5%), Landlord and Tenant shall each instruct their respective appraisers to jointly appoint a third appraiser to determine the fair market rental value (the `Third Appraisal'), and each shall pay one--half (1/2) the cost of the Third Appraisal. Whichever of the three appraisals is the furthest from the median shall be disregarded, and the average of the remaining two shall be the Fair Rental Value binding upon Tenant and Landlord. If the Fair Rental Value, has not been determined before the Market Reappraisal Date in question, Tenant shall pay to Landlord the amount set forth in Landlord's Determination until the Fair Rental Value has been determined. If the Fair Rental Value finally determined is less than the Landlord's Determination, Landlord agrees to credit any over-payments made by Tenant to the next due installments, of Fixed Rent. Landlord and Tenant shall each bear the fees and expenses of their respective appraisers and, the fees and expenses of the third appraiser, if any, shall be shared equally by Landlord and Tenant."

                  C.       Term

                  The definition of "Term" as set forth on page 1 of the Lease is amended and modified to provide as follows:

                  "Term (paragraph 3): 120 Months"

                  D.       Fixed Rent

                  The definition of "Fixed Rent" as set forth on page 1 of the Lease is amended and modified to provide as follows:

                  "Fixed Rent (paragraph 4(a)): $87,695.00."

                  E.       Commencement Date

                  The definition of the "Commencement Date" as set forth on page 1 of the Lease is amended and modified to provide as follows:

                  "Commencement Date" (paragraph 3): August 1, 1983."


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                  F.       Right of First Refusal

                  If, at any time during the term of this Lease, Landlord shall receive a bona fide offer from any third person to purchase the premises or shall make a bona fide offer to any third person to sell the premises, Landlord shall in either event, prior to the execution of a contract with said third person, serve upon the Tenant a notice (herein "Notice of Offer") in writing describing in detail the terms of such offer and the intention of Landlord to accept the same. The Tenant shall have the right for 30 days thereafter to notify Landlord, in writing, of its intent to purchase the premises on the terms and provisions set forth in the Notice of Offer. Tenant agrees that Tenant shall, within 14 days from the date Tenant gives Landlord Tenant's notice of intent to purchase, execute a contract to purchase the premises upon the terms and conditions set forth in the Notice of Offer. If Tenant shall not within the 30 day period elect to acquire the premises upon the terms and conditions set forth in the Notice of Offer, the Landlord may then sell the premises to said third person provided said sale is on the terms and conditions and for the price set forth in the Notice of Offer. If Tenant fails to execute a contract to purchase the premises within 14 days following Tenant's giving of its notice of intent to purchase to Landlord, then Landlord shall have the same rights as if Tenant shall have not elected to acquire the premises and, in addition, Tenant shall be deemed to have committed a non-curable material default under the terms and provisions of the Lease.

                  G.       Extension

                           (1)      Generally

                           The Lease is hereby amended and supplemented so as to
provide the Tenant herein the right to extend the Term of the Lease in accordance with the terms of this section "G. Extension" for one (1) ten year extension commencing on the expiration of the original term (e.g., July 31, 1993) and terminating 120 months thereafter (e.g., July 31, 2003).

                           (2)      Exercise of Extension

                           Landlord hereby grants to Tenant the right to extend
the initial Lease Term for the extension described above; provided that, the exercise of such extension shall be strictly conditioned upon the satisfaction, or written waiver by Landlord, of the following terms and conditions:

                           (a) Tenant shall give written notice to Landlord of
its election to exercise the extension not later than 90 days prior to the end of the initial Lease Term; and

                           (b) Upon the commencement of the extension this Lease
shall be in full force and effect and Tenant shall not be in breach of or in default under any provision of the Lease.



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                  (3)      Effect of Extension

                  The extension shall be deemed to be a continuation of the initial Term of the Lease and shall not be deemed to be the commencement of a new term. Adjustments and reappraisals resulting in increases in rent under the Lease shall continue in the manner provided for in the Lease following the commencement of the extended Term as if the extended Term had originally been a portion of the original Term of the Lease.

         III.     EFFECT OF AMENDMENT

                  Except as expressly amended or modified herein the Lease shall remain in full force and effect.

                                             "Landlord"

                                             SIERRA EQUITIES, INC.,
                                             a corporation


Dated: August 11,1983                        By: /s/ SHIRLEY HOUGH
                                                 ---------------------------
                                             Title: Vice President/Secretary

                                             "Tenant"
                                             MESA GENERAL HOSPITAL, INC.,
                                             an Arizona corporation

Dated: August 11, 1983                       By: /s/
                                                ---------------------------
                                                 Title: President



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